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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12
GenVec, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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65 West Watkins Mill Road Gaithersburg, MD 20878 ph: 240-632-0740 fx: 240-632-0735 www.genvec.com

May 1, 2002

Dear Stockholder:

        We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of GenVec, Inc. (the "Company") to be held on Thursday, June 6, 2002 at 9:00 a.m.(local time) at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

        The Board of Directors hopes that you will be able to attend this stockholders' meeting. We look forward to meeting each of you and discussing with you significant events that have occurred during the last year and our current prospects.

        In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You will find a proxy card in this package that will enable you to vote by proxy. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

        GenVec's Annual Report on Form 10-K for the year ended December 31, 2001, is being distributed with the attached Proxy Statement.

                      Very truly yours,

                      Paul H. Fischer, Ph.D.
                      President, Chief Executive
                      Officer and Director

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 6, 2002

        To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of GenVec, Inc. (the "Company") will be held on June 6, 2002, at 9:00 a.m. (local time), at the Company's executive offices at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 (the "Annual Meeting"). The Annual Meeting is called for the following purposes:

  1.
  To elect two (2) Class II directors to the Company's Board of Directors, each to serve for a term of three (3) years or until a successor has been elected and qualified;

  2.
  To approve the Company's 2002 Stock Incentive Plan;

  3.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for the current fiscal year ending December 31, 2002; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        Only stockholders of record at the close of business on April 19, 2002 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

                      By Order of the Board of Directors,

                      Jeffrey W. Church
                      Corporate Secretary

Gaithersburg, Maryland
April 25, 2002

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held June 6, 2002

        This Proxy Statement is furnished to the stockholders of GenVec, Inc., a Delaware corporation, (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 6, 2002, at 9:00 a.m. (local time) and for any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The expenses of soliciting your proxy will be borne by the Company. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about May 1, 2002.

        At the Annual Meeting, stockholders will be asked to (i) elect two directors to the Company's Board of Directors, each to serve a three-year term; (ii) to approve a new Stock Incentive Plan, and (iii) to ratify the selection of KPMG LLP as independent auditors of the Company for the current fiscal year.

        Your vote is important. Accordingly, we urge you to date, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

MEETING INFORMATION

Date, Time and Place

        The Annual Meeting will be held on June 6, 2002, at 9:00 a.m. (local time), at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

Record Date; Voting Rights

        Only stockholders of record of shares of the Company's Common Stock at the close of business on April 19, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting on all matters. We have one class of voting securities outstanding, which is designated as Common Stock, and each share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. On the Record Date, the Company had 21,759,117 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of majority of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

        With respect to Proposal 1, the nominees for election as directors who receive the greatest number of votes cast, in person or by proxy, at the Annual Meeting, assuming that a quorum is present, will be elected as directors. A withheld vote will not have any effect on the outcome of the vote for election of directors.

        With respect to Proposals 2 and 3, approval will require the affirmative vote of a majority of the total votes cast on the proposal in person or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the proposal.

        Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received instructions from beneficial owners. Such broker non-votes (arising from the lack of instructions from beneficial owners), although present for quorum purposes, will not change the number of votes cast for or against Proposals 2 or 3.

Voting and Revocation of Proxies

        If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees proposed by the Board of Directors, "FOR" approval of the new Stock Incentive Plan and "FOR" the ratification of the selection of auditors. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Annual Meeting.

        Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder by ballot at the meeting.

Solicitation of Proxies

        The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. The Company has engaged the services of American Stock Transfer & Trust Company for the purpose of assisting in the solicitation of proxies.

BENEFICIAL OWNERSHIP

        The following table sets forth certain information as of April 19, 2002, regarding the beneficial ownership of the Company's Common Stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the individuals listed in the "Summary Compensation Table" below, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 19, 2002 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

        Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 21,759,117 shares of Common Stock outstanding on April 19, 2002.

Name of Beneficial Owner	Number of Shares Owned	Percentage of Class Owned
HealthCare Ventures LLC (1)	3,582,000	16.46%
Pfizer, Inc. (2)	1,925,439	8.85%
Wellington Management Company, LLP (3)	1,911,100	8.78%
Hillman Medical Ventures Partnerships (4)	1,652,540	7.59%
Biotech Growth SA (5)	1,121,185	5.15%
Genentech, Inc. (6)	1,101,863	5.06%
Herbert J. Conrad (7)	145,254	*
Wayne Hockmeyer, Ph.D. (7)	25,750	*
Harold R. Werner (1) (7)	—	*
Harry T. Rein (7)	23,125	*
John H. Landon (7)	10,000	*
Wendell Wierenga, Ph.D. (7)	38,125	*
Gregory F. Zaic (7)	38,875	*
Paul H. Fischer, Ph.D. (7)	525,941	2.37%
Jeffrey W. Church (7)	116,882	*
C. Richter King, Ph.D. (7)	117,989	*
Imre Kovesdi, Ph.D. (7)	145,572	*
Henrik S. Rasmussen (7)	122,432	*
Thomas E. Smart (7)	260,783	1.19%
Grant Yonehiro (7)	127,676	*
All directors and executive officers as a group (14 persons)	1,698,404	7.36%

*
Represents ownership that does not exceed 1% of the outstanding shares of the Company's Common Stock.

(1)
The address for HealthCare Ventures LLC is 44 Nassau Street, Princeton, NJ, 08542. This information is based on a Schedule 13D filed with the SEC on December 31, 2001, which reported that HealthCare Ventures V, LLP and HealthCare Ventures VI LLP each held sole voting power for 1,791,000 shares of Common Stock, shared voting power for no shares of Common stock, sole dispositive power for 1,791,000 shares of Common Stock and shared dispositive power for no shares of Common Stock.

(2)
The Warner-Lambert Company, a wholly owned subsidiary of Pfizer, Inc, holds these shares of Common Stock. The address for Pfizer, Inc. is 2800 Plymouth Road, Ann Arbor, MI, 48105.

(3)
The address for Wellington Management Company LLP is 75 State Street, Boston, MA, 02109. This information is based on a Schedule 13G filed with the SEC on February 13, 2002, which reported sole voting power for no shares of Common Stock, shared voting power for 1,825,400 shares of Common Stock, sole dispositive power for no and shared dispositive power for 1,911,100. Wellington Management Company LLP's ownership is based upon its being the parent holding company for Wellington Trust Company, NA. The shares reported here are held of record by clients of Wellington Management Company LLP. and are reported based on Wellington Management Company LLP's capacity as investment adviser.

(4)
Consists of 127,118 shares of Common Stock beneficially owned by Hillman Medical Ventures 1992 L.P. ("HMV 1992"), 762,711 shares of Common Stock beneficially owned by Hillman Medical Ventures 1993 L.P. ("HMV 1993"), and 762,711 shares of Common Stock beneficially owned by Hillman Medical Ventures 1994 L.P. ("HMV 1994"). Hillman/Dover Limited Partnership and Cashon Biomedical Associates L.P. are the general partners of each of HMV 1992, HMV 1993, and HMV 1994. Wilmington Securities, Inc. is the sole general partner of Hillman/Dover Limited Partnership. Wilmington Securities, Inc. is a wholly owned subsidiary of Wilmington Investments, Inc., which is a wholly owned subsidiary of The Hillman Company. The Hillman Company is controlled by the Henry L. Hillman Trust U/A dated November 18, 1995 ("HLH Trust"). The trustees of the HLH Trust are Henry L. Hillman, Elise Hilliard Hillman, and C.G. Grefenstette. The general partners of Cashon Biomedical Associates, L.P. are Ronald J. Brenner, Hal S. Broderson, M.D. and Henry L. Hillman. The address for HMV 1992, HMV 1993, HMV 1994, Hillman/Dover Limited Partnership, Wilmington Securities, Inc., and Wilmington Investments, Inc. is 824 Market Street, Suite 900, Wilmington, DE 19801. The address for the Hillman Company and the HLH Trust is 1900 Grant Building, Pittsburgh, PA 15219. The address for Cashon Biomedical Associates L.P. is One Tower Bridge, Suite 1350, 100 Front Street, West Conshohocken, PA 19428, Attention: Hal S. Broderson, M.D. This information is based on a Schedule 13G filed with the SEC on February 15, 2002.

(5)
The address for BB Biotech AG is Vodergasse 3, Schaffhausen, V8 CH8300, Switzerland. This information is based on a Schedule 13G filed with the SEC on February 19, 2002 which reported that BB Biotech AG and Biotech Growth S.A. each held shared voting and shared dispositive power with respect to 1,121,185 shares of Common Stock and sole voting and sole dispositive power with respect to no shares of Common Stock. Biotech Growth SA is the record holder of the shares of Common Stock. BB Biotech AG is the parent company of Biotech Growth SA and therefore may be deemed to be the beneficial owner of the shares of Common Stock.

(6)
The address for Genentech, Inc. is One DNA Way, South San Francisco, CA 94080.

(7)
Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days in the following amounts: Herbert J. Conrad, 87,153 shares; Wayne Hockmeyer, 5,750 shares; John H. Landon 0 shares; Harry T. Rein, 23,125 shares; Harold R. Werner 0 shares; Wendell Wierenga, 38,125 shares; Gregory F. Zaic, 23,875 shares; Paul H. Fischer, 451,375 shares; Jeffrey W. Church, 115,882 shares; C. Richter King, 115,989 shares; Imre Kovesdi, 95,050 shares; Henrik S. Rasmussen, 109,632 shares; Thomas E. Smart, 152,117 shares; and Grant Yonehiro, 110,831 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Amended and Restated Bylaws provide that the number of members of the Board of Directors shall be fixed and determined from time to time by resolution of the Board of Directors. The Company's Board of Directors currently consists of eight persons divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the upcoming Annual Meeting of Stockholders, the Annual Meeting of Stockholders to be held in 2003 and the Annual Meeting of Stockholders to be held in 2004. At the Annual Meeting, two directors will be elected by the stockholders to serve a three-year term or until the election and qualification of a successor. Upon their election, the number of members of the Board of Directors will be reduced to seven persons.

        The Board has nominated Wendell Wierenga, Ph.D. and Louis M. Sherwood, M.D. both incumbent directors, to serve as directors. It is intended that the accompanying proxy will be voted for the election as directors of the nominees, unless the proxy contains contrary instructions. The Company has no reason to believe that either of the nominees will not be a candidate or will be unable to serve. However, if either of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as shall be designated by the Board.

        Both nominees have consented to being named in this Proxy Statement and to serve if elected.

        The following sets forth the names and ages, as of March 31, 2002, of the nominees for election to the Board of Directors, as well as the directors whose terms will continue, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Name	Age	Position	Director Since
Louis M. Sherwood, M.D.(2)	65	Director	2002
Wendell Wierenga, Ph.D. (2)	54	Director	1998
Herbert J. Conrad (1) (3)	69	Chairman of the Board of Directors	1994
Paul H. Fischer, Ph.D. (3)	52	President, Chief Executive Officer and Director	1996
Wayne Hockmeyer, Ph.D. (3)	57	Director	2000
John H. Landon (1) (2)	61	Director	2001
Harold R. Werner	53	Director	2002

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

(3)
Member of Executive Committee

Nominees for Terms Expiring in 2005

        Louis M. Sherwood, M.D. has served as a director of the Company since April 30, 2002. Dr. Sherwood has over 40 years of experience in medicine and drug development. In his previous position, from which he retired April 1, 2002 and held since 1992, Dr. Sherwood served as Senior Vice President for Medical and Scientific Affairs and Chief Medical Officer, in the U.S. Human Health Division of Merck & Co.

        Wendell Wierenga, Ph.D. has served as a director of the Company since April 1998. Dr. Wierenga is currently President and CEO of Syrrx, Inc., a biotechnology company. From 1990 until September 2000, Dr. Wierenga was with the Parke-Davis Pharmaceutical Research division of The Warner-Lambert Company, a wholly owned subsidiary of Pfizer Inc., a pharmaceutical company, most recently as Senior Vice President of Worldwide Preclinical Research, Development and Technologies. Dr. Wierenga also currently serves as a director of Aurora Biosciences Corporation, Onyx Pharmaceuticals and Xenoport, Inc.

Continuing Directors for Terms Expiring in 2003

        Herbert J. Conrad has served as Chairman of the Board of Directors since September 1996, and as a director since August 1994. Mr. Conrad also served as Chief Executive Officer from September 1996 to December 1996. Mr. Conrad is the former president of Roche Pharmaceuticals in the United States, from which he retired in September 1993 after a career that spanned thirty-three years. Mr. Conrad is also a director of Sicor Inc., Bio-Technology General Corp., and Reliant Pharmaceuticals.

        Paul H. Fischer, Ph.D. has been the Company's President and Chief Executive Officer and a director since November 1996, and has served in various positions with the Company since March 1995, including Executive Vice President and Chief Operating Officer and Vice President of Research and Development.

        Wayne Hockmeyer, Ph.D. has served as a director of GenVec since December 2000. Dr. Hockmeyer is currently Chairman of MedImmune, Inc., a biotechnology company he founded in April 1988. From 1988 until October 2000, Dr. Hockmeyer served as MedImmune's President and Chief Executive Officer. He was elected to serve on MedImmune's Board of Directors in May 1988 and became Chairman in May 1993. Dr. Hockmeyer also currently serves as a director of Digene Corporation, Intermune Pharmaceuticals, Inc. and Advanced Pharma.

Continuing Directors for Terms Expiring in 2004

        John H. Landon has served as a director of the Company since September 20, 2001. Mr. Landon served as Vice President and General Manager, Medical Products, for the DuPont Company from 1992-1996. From 1990-1992, he served as Vice President and General Manager of DuPont's Diagnostics and Biotechnology Division. Additional senior management positions held at DuPont included Director of Diagnostics (1988-90), Business Director, Diagnostic Imaging (1985-88), and Director of Marketing in that same division (1981-85). Mr. Landon serves on several boards including Digene Corporation and Christiana Care Health System, and serves as Chairman of the Board for Cholestech Corporation.

        Harold R. Werner has served as a director of the Company since January 1, 2002. Mr. Werner is a co-founder of HealthCare Ventures, a venture capital fund specializing in healthcare. Prior to the formation of HealthCare Ventures in 1985, Mr. Werner was Director of New Ventures for Johnson & Johnson Development Corporation. Before joining Johnson & Johnson in 1980, he was Senior Vice President of Robert S. First, Inc. Mr. Werner has served on the Boards of over thirty public and private companies in the health care field and has specialized in the formation of new high-science companies. Mr. Werner was elected to the Board pursuant to the Investor Rights Agreement between the Company and HealthCare Ventures in connection with HealthCare Ventures' investment in the Company in December 2001. In connection with its investment, HealthCare Ventures was granted to right to designate one individual to fill a vacancy created on the Board pursuant to the Investor Rights Agreement.

Board Committees

        Executive Committee.    The executive committee, which in 2001 consisted of Mr. Conrad, Dr. Fischer, Dr. Hockmeyer and Mr. Rein, exercises all powers and authority of the Board with some exceptions as provided under Delaware law. The committee did not meet during 2001. Mr. Rein resigned from the Board effective April 30, 2002.

        Compensation Committee.    The compensation committee, which in 2001 consisted of Mr. Conrad, Mr. Gregory F. Zaic and Mr. Landon, reviewed and made recommendations to the Board regarding the compensation and benefits of our officers and establishes and reviews general policies relating to compensation and benefits to our employees and consultants. The Compensation Committee met five times during 2001. Mr. Zaic is not standing for re-election to the Board at the Annual Meeting.

        Audit Committee.    The audit committee, which in 2001 consisted of Mr. Zaic, Dr. Wierenga and Mr. Landon, made recommendations to the Board regarding the selection of independent auditors, reviewed the results and scope of the audit and other services provided by the independent auditors and reviewed and evaluated our internal accounting procedures and controls. The Board of Directors has adopted a written charter for the audit committee. Each member of the audit committee is independent as defined by Rule 4200 (a)(14) of the National Association of Securities Dealers listing standards. The Audit Committee met two times during 2001 and, after December 31, 2001, once with respect to fiscal 2001 matters. Mr. Zaic is not standing for re-election. In addition, Dr. Sherwood was appointed to the Committee effective upon his appointment to the Board on April 30, 2002.

Board and Committee Meetings

        The Board held a total of six meetings (3 in person and 3 by teleconference) during the year ended December 31, 2001. Each of the directors attended at least 75% of the meetings of the Board and the committees thereof on which such director served that were held during 2001.

Compensation of Directors

        During 2001, each non-employee director received $2,000 per Board meeting attended, $650 per committee meeting attended and $3,000 per quarter as a retainer. Directors were reimbursed for some expenses in connection with attendance at Board and committee meetings.

        Under the 2000 Director Option Plan, each new non-employee director receives nondiscretionary, automatic grants of options to purchase 20,000 shares of Common Stock upon the effective date such non-employee director joins the Board. Each non-employee director who has served on the Board for at least six months receives a nondiscretionary, automatic grant of options to purchase 6,000 shares of Common Stock on the date of each annual meeting of stockholders, plus an option for an additional 3,000 Shares for each committee such director serves on. Options granted under the Director Option Plan become exercisable ratably over a four-year period. As more fully discussed below, upon stockholder approval of the 2002 Plan, the 2000 Director Option Plan will terminate and non-employee directors will receive option grants under the 2002 Plan.

        As of April 22, 2002, the Board increased the compensation Directors receive for each committee meeting from $650 to $1,000. Meeting fees and the quarterly retainer fees remain the same. Upon stockholder approval of the 2002 Plan, non-employee directors will receive: (i) grants of options to purchase 20,000 shares of Common Stock which are exercisable ratably over a four-year period upon the effective date such non-employee director joins the Board and (ii) annual automatic grants of 15,000 options, 50% of which will be exercisable six months after the date of grant and 50% of which will be exercisable 12 months after the date of grant.

        Mr. Werner has declined to accept the 20,000 options he received in connection with his appointment to the Board on January 1, 2002.

        See "Certain Relationships and Related Transactions" for a description of the Company's consulting agreement with our Chairman, Mr. Herbert J. Conrad.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES NAMED ABOVE

PROPOSAL 2—PROPOSAL TO APPROVE A NEW STOCK INCENTIVE PLAN

General

        The Board of Directors believes it is in the best interests of the Company to make shares of Common Stock available for option grants to employees and directors. The Company has traditionally granted options to all employees under the 1993 Stock Incentive Plan and to all directors under the 2000 Director Option Plan (together with the 1993 Stock Incentive Plan, the "Prior Plans"). The Company believes the Prior Plans have helped it link the interests of employees and directors with those of the stockholders.

        In light of the success of the Prior Plans and to streamline and organize its option plans under a single plan, the Board of Directors has adopted the 2002 Stock Incentive Plan (the "Plan") in place of the Prior Plans. The shares of Common Stock available for grant under the Plan will be 1,000,000 plus (i) any available shares under the Prior Plans as of their termination date, (ii) shares subject to options granted under the Prior Plans that expire or terminate without having been fully exercised and (iii) shares of Restricted Stock that are forfeited under the Prior Plans. There are currently 386,581 shares of Common Stock available under the Prior Plans as of March 31, 2002. Upon stockholder approval of the Plan, the Prior Plans will terminate, but grants previously awarded under the Prior Plans will continue to be administered.

Description of the Plan

        The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is available by writing to Corporate Secretary, GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

        All of the Company's employees, the Company's non-employee directors and all consultants and independent contractors of the Company ("Eligible Persons") are eligible to receive grants of Options or Restricted Stock (each, an "Award") under the Plan.

Administration

        The Plan is administered by the Compensation Committee of the Board or such other committee, subcommittee or person appointed to administer the Plan (the "Committee"). The Committee has plenary authority and discretion, to determine the Eligible Persons to whom Awards are granted, the terms of all Awards, including Exercise Price of Options, the time at which Awards are granted, the number of Shares covered by Awards, whether an Option is an Incentive Stock Option or a Nonstatutory Stock Option, exceptions to nontransferability, any Performance Goals applicable to Awards, and provisions relating to vesting and the period of exercise. In making these determinations, the Committee may consider, with regard to each recipient, the nature of services rendered or to be rendered, present and potential contributions and other factors the Committee deems relevant.

        Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and Agreements under the Plan. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations for the administration of the Plan. The determinations of the Committee on the matters outlined above are binding and final.

Stock Subject to the Plan

        The maximum number of Shares that may be issued under the Plan is 1,000,000 Shares plus (i) any available shares under the Prior Plans as of their termination date, (ii) shares granted under the

Prior Plans that expired or terminated without having been fully exercised and (iii) shares of Restricted Stock that are forfeited under the Prior Plans. This number may be adjusted, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation. The maximum number of Shares an Employee may be granted Awards under the Plan during any calendar year is 150,000 Shares. In addition, during the Plan's term no more than 1,250,0000 Shares will be issued pursuant to the exercise of Incentive Stock Options (as defined below) and no more than 100,000 Shares will be issued as shares of Restricted Stock.

        If an Option expires or terminates without having been fully exercised or if shares of Restricted Stock are forfeited, then the unissued Shares that had been subject to the Award will be available for the grant of additional Awards.

Options

        Options granted under the Plan to Eligible Persons will either be (i) options designated as incentive stock options under Section 422 of the Code ("Incentive Stock Options") or (ii) Nonstatutory Stock Options. Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company on the date of Grant. Each Option granted under the Plan will be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and will be evidenced by an Agreement that specifies the terms and conditions of the Option. Such terms and conditions could include, among others, a provision that in the event of a change in control, any unvested Options held by an Employee or Director at the time of the change in control become immediately exercisable in full.

        The Exercise Price of an Option granted under the Plan may not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price may not be less than 110% of the Fair Market Value of a share on the Date of Grant.

        The Committee will determine the Option Period as set forth in the Agreement. However, an Eligible Person may not exercise an Option after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

Restricted Stock Awards

        The Company may grant Shares under the Plan with certain restrictions ("Restricted Stock"). Restricted Stock granted under the Plan will consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as determined by the Committee. Each grant of Restricted Stock under the Plan is subject to an Agreement specifying the terms and conditions of the grant of Restricted Stock. Such terms and conditions could include, among others, a provision that in the event of a change in control, the restrictions applicable to Restricted Stock granted to Participants who are Employees or Directors at the time of the change in control will immediately lapse and the Restricted Stock held by the Company will be delivered immediately to the Participants.

Performance Goals

        The terms and conditions of an Award may provide for the vesting of Options, or the lapse of any transfer restrictions or forfeiture provisions applicable to a grant of Restricted Stock, to be contingent upon the achievement of one or more specified performance goals established by the Committee ("Performance Goals") which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

        If the outstanding Common Stock of the Company changes as a result of a stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation, the Committee may substitute or adjust: (a) the number and class of shares subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the Exercise Price of Options, (d) the aggregate number and class of shares for which Awards may be granted under the Plan, (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the Term of the Plan, (f) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options, and (g) the maximum number of Shares which may be issued as Restricted Stock during the Term of the Plan.

Termination or Amendment

        The Board may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board may not amend or terminate the Plan without the approval of: (a) the Company's stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant's rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification, Substitution of Options

        The Committee may modify the terms of outstanding Awards. However, modification of an Award may not alter or impair any of the Participant's rights or obligations under an Award without the consent of the Participant. Also, an Option may not: (i) be modified to reduce its Exercise Price or (ii) cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

        Awards may be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation with which the Company merges or consolidates, or which the Company acquires. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan in order to conform to the provisions of the substitute options. The Committee will not count such substitute Awards towards the Share limit imposed by the Plan unless counting such Awards is required in order for Awards granted under the Plan to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Foreign Employees

        The Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries on terms and conditions different from those specified in the Plan without amending the Plan. The Committee may make such modifications, amendments, procedures and sub-plans necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company operates or has employees.

Term of the Plan

        Unless sooner terminated by the Board, the Plan will terminate on the date that Plan is adopted by the Board, 2012. The termination of the Plan will not, however, affect the validity of any Awards outstanding on the date of termination.

Indemnification of Committee

        The Company will indemnify members of the Committee against all reasonable expenses, including attorneys' fees, incurred in connection with the defense of any action, suit or proceeding to which members of the Committee may be a party by reason of any action taken or failure to act under the Plan. The Company will also indemnify members of the Committee against amounts paid in settlement or satisfaction of a judgment in any action, suit or proceeding, if such members acted in good faith and in a manner that they believed to be in the best interests of the Company.

Summary of Certain Federal Income Tax Consequences

        The following discussion briefly summarizes certain United States federal income tax aspects of Options and awards of Restricted Stock granted pursuant to the Plan. State and local tax consequences may differ.

        Incentive Stock Options.    An option holder will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an option holder does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the option holder will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Stock Option, as described below.

        The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the option holder generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

        Nonstatutory Stock Options. A grantee generally is not required to recognize income on the grant of a Nonstatutory Stock Option. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option is exercised. In general, the amount of ordinary income required to be recognized, in the case of a Nonstatutory Stock Option, is an amount equal to the excess, if any, of the fair market value of the Shares on the exercise date over the exercise price.

        Restricted Stock.    Shares of Restricted Stock awarded under the Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

        Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of Shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an Incentive Stock Option (a "disqualifying disposition"), a grantee generally will be required to recognize ordinary income upon such disposition.

        Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above) or a Restricted Stock award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

        Parachute Payments.    Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the 2002 Stock Incentive Plan, the Committee may grant Options and awards of Restricted Stock for which the vesting is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

        Performance-Based Compensation.    Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2002 Stock Incentive Plan has been designed to allow the grant of Options and awards of Restricted Stock that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation.

New Plan Benefits

        If the Plan is approved by stockholders, all non-employee directors will receive (i) automatic grants of 20,000 Options upon their election to the Board, 5,000 of which will become exercisable on each anniversary date of the grant over a four-year period and (ii) annual grants of 15,000 Options, 7,500 of which will be exercisable six months after the date of grant and 7,500 of which will be exercisable 12 months after the date of grant. Options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and will be exercisable for a ten-year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE 2002 STOCK INCENTIVE PLAN.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors recommends a vote for the ratification of the selection of KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the year ending December 31, 2002. KPMG LLP has been the Company's auditors for the past year and has no direct or indirect financial interest in the Company. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from stockholders.

Audit Fees

        The Company incurred fees of $95,475 to KPMG LLP for the 2001 annual audit.

Financial Information Systems Design and Implementation Fees

        The Company did not pay any financial information systems design and implementation fees to KPMG LLP during 2001.

All Other Fees

        The Company incurred fees of approximately $29,985 to KPMG LLP for all other services provided by it in 2001, including services provided in connection with its financial advisory services, tax return preparation and tax consulting services.

        The Audit Committee has considered whether KPMG's provision of other non-audit services to the Company is compatible with maintaining KPMG's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL AND RATIFICATION OF THE SELECTION
OF KPMG LLP AS THE COMPANY'S AUDITORS FOR 2002.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors of the Company has appointed an Audit Committee consisting of three directors, each of whom is independent as defined in Nasdaq's listing standards.

        The Board has adopted a written charter for the Audit Committee.

        The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for maintaining internal control. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with KPMG LLP, the Company's independent auditors.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

        The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee has discussed KPMG's independence with KPMG.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      By the Audit Committee:

                      Gregory F. Zaic (Chairman)
                      John H. Landon
                      Wendell Wierenga, Ph.D.

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth a summary of all compensation paid or accrued by the Company to the Chief Executive Officer and to the next four most highly compensated executive officers whose annual compensation exceeded $100,000 for 2001 for services rendered to the Company during the years ended December 31, 2001 and 2000.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options/SARS (#)	All Other Compensation (1)
Paul H. Fischer, Ph.D. President, Chief Executive Officer and Director	2001 2000	$ $	282,270 256,608	$ $	54,690 50,800	40,000 —	$ $	2,625 2,625
Jeffrey W. Church Chief Financial Officer, Treasurer and Corporate Secretary	2001 2000	$ $	200,970 189,590	$ $	35,170 33,366	5,000 37,500	$ $	2,625 2,625
Imre Kovesdi, Ph.D. Vice President, Chief Science Officer	2001 2000	$ $	185,210 176,390	$ $	25,003 29,490	— 15,000	$ $	2,625 2,625
Henrik S. Rasmussen, M.D., Ph.D. Senior Vice President, Clinical Operations and Regulatory Affairs	2001 2000	$ $	207,980 198,075	$ $	36,396 32,248	20,000 37,500	$ $	2,625 2,625
Thomas E. Smart Senior Vice President of Corporate Development	2001 2000	$ $	195,300 186,000	$ $	34,178 29,460	10,000 46,873	$ $	2,625 2,625

(1)
Represents the Company's contribution to GenVec's 401-K Defined Contribution Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth grants of stock options made during the year ended December 31, 2001, to each of the individuals listed in the Summary Compensation Table.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2001
Name			Exercise Price per Share	Expiration Date
					5%	10%
Paul H. Fischer, Ph.D.	40,000	9.6%	$3.08	7/25/11	$77,480	$196,344
Jeffrey W. Church	5,000	1.2%	$3.08	7/25/11	$9,685	$24,543
Imre Kovesdi, Ph.D.	—	—	—	—	—	—
Henrik Rasmussen, M.D., Ph.D.	20,000	4.8%	$3.08	7/25/11	$38,740	$98,172
Thomas E. Smart	10,000	2.4%	$3.08	7/25/11	$19,370	$49,086

(1)
1/8 of each option grant vests six months after the date of grant and the remainder vests monthly on a pro rata basis over the following 42 months. The Company's 1993 Stock Incentive Plan provides that in the event GenVec merges with or into another company, or GenVec sells substantially all of its assets, each option will fully vest and become exercisable.

(2)
In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that these rates of annual compound stock appreciation will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-The-Money Options at December 31, 2001
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul H. Fischer, Ph.D	45,000	$85,950	463,042	40,000	$1,334,226	$74,800
Jeffrey W. Church	—	—	99,216	48,284	195,777	55,073
Imre Kovesdi, Ph.D	5,000	$46,200	90,737	18,845	351,912	9,287
Henrik S. Rasmussen M.D., Ph.D	—	—	86,716	83,283	59,530	72,745
Thomas E. Smart	22,388	$45,000	138,863	58,283	312,898	36,338

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        On March 9, 1995, the Company entered into a letter of employment with Paul H. Fischer, Ph.D., to serve as Vice President of Research and Development. On November 7, 1996, Dr. Fischer was named President and Chief Executive Officer. Under the terms of the letter, Dr. Fischer receives an annual salary of at least $170,000. The terms of the letter also provide for the continued payment of Dr. Fischer's salary should he be terminated without cause. These salary payments will be paid for nine months from the effective date of such termination, but will cease if Dr. Fischer becomes permanently employed at the same or a greater salary during the nine-month period. Dr. Fischer entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

        On August 24, 1998, the Company entered into a letter of employment with Jeffrey W. Church to serve as Chief Financial Officer. Under the terms of the letter, Mr. Church receives an annual salary of at least $175,000, with an anticipated annual performance bonus of up to 25% of his salary, subject to the achievement of particular milestones. The terms of the letter also provide for at-will employment and for the continued payment of Mr. Church's salary should he be terminated without cause. These salary payments will be paid for six months from the effective date of such termination, but will cease if Mr. Church becomes permanently employed at the same or a greater salary during the six-month period. Mr. Church entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

        On June 6, 1993, the Company entered into a letter of employment with Dr. Imre Kovesdi to serve as Chief Scientific Officer. Under the terms of the letter, Dr. Kovesdi receives an annual salary of at least $100,000. The terms of the letter also provide for the continued payment of Dr. Kovesdi's salary should he be terminated without cause. These salary payments will be paid for twelve months from the effective date of such termination, but will cease if Dr. Kovesdi becomes permanently employed at the same time or a greater salary during the twelve-month period. On June 11, 1993, Dr. Kovesdi entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

        On April 15, 1999, the Company entered into a letter of employment with Henrik Rasmussen, M.D., Ph.D., to serve as Vice President of Clinical Operations and Regulatory Affairs. Under the terms of the letter, Dr. Rasmussen receives an annual salary of at least $190,000 and is eligible for a bonus, in accordance with our current compensation plan, based on achievement of corporate and individual goals. The terms of the letter also provide for at-will employment and for the continued payment of Dr. Rasmussen's salary should he be terminated without cause. These salary payments will be paid for six months from the effective date of such termination, but will cease if Dr. Rasmussen becomes permanently employed at the same or a greater salary during the six-month period. Dr. Rasmussen entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

        On March 9, 1995, the Company entered into a letter of employment with Thomas E. Smart to serve as Executive Director of Corporate Development. In January 2000, Mr. Smart was named Senior Vice President of Corporate Development. Under the terms of the letter, Mr. Smart receives an annual salary of at least $110,000 plus bonus. The terms of the letter also provide for the continued payment of Mr. Smart's salary should he be terminated without cause. These salary payments will be paid for six months from the effective date of such termination, but will cease if Mr. Smart becomes permanently employed at the same or a greater salary during the six-month period. Mr. Smart entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

Compensation Committee Interlocks and Insider Participation

        During 2001, our compensation committee consisted of Mr. Conrad, Mr. Zaic and Mr. Landon. On March 1, 2002, the Company entered into a consulting agreement with Mr. Conrad, the Chairman of the Board of Directors and of the compensation committee. Under the agreement, Mr. Conrad will consult with us for a minimum of five days per month for $1,500 per day.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

        Based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2001, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners were complied with, except that Dr. Kovesdi's exercise of options in January 2001 was not reported timely on Form 4. The required form has since been filed with the SEC.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        It is part of the responsibility of the Company's Compensation Committee to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Company's stock option plans. Consequently, it is the Compensation Committee's responsibility to review compensation levels of members of the Company's executive officers and to evaluate their performance. The compensation structure of the Company's executive officers, including its President and Chief Executive Officer, includes a combination of base salaries, cash bonuses and stock options and other long-term incentive compensation under our 1993 Stock Incentive Plan. Long-term incentive compensation will include the 2002 Stock Incentive Plan upon approval by the Company's Stockholders.

        General Compensation Policy.    The Committee's policy is to provide the executive officers, including the Company's President and Chief Executive Officer, with compensation based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that is competitive enough to attract, retain and motivate the highly skilled individuals the Company needs in order to operate its business. In addition, the Committee believes that the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. Accordingly, each executive officer's compensation package may be comprised of three elements: (i) base salary; (ii) annual cash bonuses; and (iii) long-term stock based incentive awards designed to align the interests of the executive officers and the Company's stockholders.

        Base Salary.    Salary ranges and individual salaries for executive officers are reviewed annually. In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account how compensation compares to compensation paid by competing companies for positions with a similar scope of responsibilities and job complexities as well as the Company's performance. In making this determination, the Compensation Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries. The Committee generally targets salaries at or slightly below the middle of the industry salary range.

        To a lesser extent, the Committee also considers individual contributions, business performance and labor market conditions in setting base salary. Accordingly, higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives.

        Annual Cash Bonuses.    All employees, including executive officers and the President and CEO, are eligible for annual bonuses. The bonus for all employees and executive officers, except for the President and CEO, is based on the achievement of pre-determined (i) individual and team goals and (ii) corporate goals. Each year, a bonus pool is set aside for distribution as bonuses in the first quarter of the next fiscal year. For 2001, the bonus structure was: (i) up to 50% of the bonus pool could be awarded based on the achievement of individual and team goals as assessed by each respective employees' annual performance evaluation, and (ii) up to 50% of the bonus pool could be awarded based on the achievement of certain of the corporate goals for 2001. For purposes of compensation decisions, the Compensation Committee measured the Company's performance and that of each executive officer in 2001 against goals established by the Board of Directors under the Company's Annual Operating Budget/Business Plan prior to the start of the year. Based upon individual performance and contributions, the Compensation Committee awarded the respective officers discretionary bonuses that fell within ranges established by the Compensation Committee prior to the start of the year. Such ranges are based on a range of percentages of the employee's salary, with those with higher salary grades being eligible for a higher percentage of their salary to be paid as a bonus. The corporate goals for 2001 related to financing activities, progress in product development programs, the establishment of new strategic alliances and other business development initiatives. Certain of these goals carried a higher weighting than others. The Company achieved 75 percent of its 2001 corporate goals.

        Long-Term Incentive Compensation.    The Committee believes that stock options provide a useful incentive for future performance and for attracting, retaining and motivating individuals upon whom the Company's sustained growth and financial success depend. Stock option and restricted stock grants also serve to link the interests of the Company's executives and its stockholders because increases in the value of the options and restricted stock are directly tied to increases in stockholder value.

        Long-term incentive compensation is currently granted pursuant to the Company's 1993 Stock Incentive Plan. Upon approval by the Company's Stockholders, long-term incentive compensation will be granted pursuant to the 2002 Stock Incentive Plan and the Company's 1993 Stock Incentive Plan will be terminated. While the 1993 Plan allows for the granting of both options and restricted stock, to date the Company has granted only options pursuant to the 1993 Plan. With respect to grants of stock options to executive officers, the Compensation Committee takes into account the responsibility of each executive officer and the existing stock options already held by such person. The Committee also reviews surveys similar to those reviewed in conjunction with base salary determinations to ensure that option grants are consistent with other companies in the Company's industry. Generally, grants are awarded to those eligible employees receiving an above average or excellent rating on their annual performance evaluations and whose current stock options are over 50% vested. In other words, employees who perform well are generally granted options once every two years.

        Each option allows the grantee to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the grantee's continued employment or association with the Company. Accordingly, the option will provide a return to the executive only if he or she remains employed by the Company during the vesting period, and then only if the market price of the underlying Shares appreciates during the option term.

        CEO Compensation.    The Board of Directors believes that the Company must provide a total CEO compensation package that will motivate and retain a CEO of outstanding ability who is capable of directing the strategic focus of the Company. The Company's CEO compensation package includes the three components outlined above. CEO compensation is generally set in accordance with the guidelines set out above, except that Dr. Fischer's bonus is based solely on the achievement of corporate goals. In addition, the Chairman of the Board performs an annual, in-depth performance evaluation of Dr. Fischer in connection with the Committee's salary determinations.

        Dr. Fischer's base salary was increased from $256,608 to $282,270 for the year 2001 based upon the Committee's annual salary review process discussed above. Dr. Fischer's salary for 2002 has been increased to $304,830 based upon the annual review process. The increases were based on Dr. Fischer's performance, achievement of corporate goals and on salary surveys.

        Dr. Fischer's bonus is based solely on the achievement of corporate goals. For 2001, the Committee approved management's recommendation of $28,227 for the portion of Dr. Fischer's bonus that is generally based on the annual performance evaluation, based on the achievement of 75 percent of the corporate goals for 2001. Dr. Fischer also was granted $26,463 for the portion of the bonus based on the achievement of corporate goals, for a total bonus of $54,690. This bonus was paid to Dr. Fischer in January 2002.

        The Committee does not calculate the size of Dr. Fischer's stock option awards with reference to the compensation practices of a peer group or other objective criteria. Instead, the number of shares of Common Stock subject to options granted is determined in the Committee's discretion, based, in part, on awards made to Dr. Fischer in prior fiscal years and its belief that Dr. Fischer should continue to have a substantial equity interest in the Company.

        Dr. Fischer received an option grant for 40,000 shares of Common Stock in 2001.

                      By the Compensation Committee:

                      Herbert J. Conrad (Chairman)
                      Gregory F. Zaic
                      John H. Landon

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BE REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

STOCK PRICE PERFORMANCE PRESENTATION

        The following graph shows the cumulative total stockholder return for the Company's Common Stock from December 12, 2000, the date of the Company's initial public offering, through December 31, 2001 as compared to (i) an overall stock market index, the NASDAQ Stock Market—U.S. Index and (ii) a peer group index, the NASDAQ Pharmaceutical Index. The returns were calculated assuming that $100 was invested on December 12, 2000 in the Company's Common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

        The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporate it by reference into any such filing. The graph is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the date contained therein, as past results are not necessarily indicative of future performance.

	12/12/00	12/29/00	3/30/01	6/29/01	9/28/01	12/31/01
GenVec, Inc.	$100.00	$100.00	$55.26	$30.63	$17.99	$52.11
Nasdaq U.S.	$100.00	$83.94	$62.66	$73.86	$51.24	$66.61
Nasdaq Pharmaceutical	$100.00	$94.75	$70.17	$87.15	$70.27	$80.75

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In July 1997, the Company entered into a Stock Purchase Agreement and a Research, Development and Collaboration Agreement with the Warner-Lambert Company, which was acquired by Pfizer Inc. in June 2000 and is now a wholly-owned subsidiary of Pfizer. Pursuant to purchases in accordance with Stock Purchase Agreement, Pfizer now holds approximately 9% of our Common Stock through its subsidiary Warner-Lambert.

        Under the Research, Development and Collaboration Agreement, Warner-Lambert agreed to manufacture products that we develop jointly for worldwide commercial sale (excluding Asia). The agreement was amended in January 1999. Under the amendment, the Company is responsible for collaborating on the development of a manufacturing process for the jointly developed products. During 2001, the Company received approximately $1.98 million in research and development support payments from Pfizer pursuant to this agreement. On January 22, 2002, Pfizer elected to discontinue co-development of BioBypass® angiogen with the Company, thus returning to the Company its development and commercialization rights. Under the terms of the collaboration agreement, Pfizer will be responsible for all development costs associated with the ongoing Phase II clinical trials of BioBypass® angiogen, including the costs relating to the orderly transfer to the Company of the Investigative New Drug applications through July 22, 2002 for both coronary artery disease and peripheral vascular disease.

        On March 1, 2002, the Company entered into a consulting agreement with Mr. Herbert J. Conrad, the chairman of the Board of Directors. Under the agreement, Mr. Conrad will consult with us for a minimum of five days per month for $1,500 per day.

OTHER BUSINESS

        The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

ANNUAL REPORTS

        The Company's Annual Report to Stockholders accompanies this Proxy Statement. In addition, the Company will provide without charge to each person being solicited by the Proxy Statement, upon the written request of such person, a copy of the Annual Report on Form 10-K for the year ended December 31, 2001 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Corporate Secretary, GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878. The Form 10-K and Annual Report to Stockholders are not part of these proxy solicitation materials.

STOCKHOLDER PROPOSALS

        The Annual Meeting of Stockholders for the year ending December 31, 2002 is expected to be held in June 2003 (the "Next Annual Meeting"). All proposals intended to be presented at the Next Annual Meeting must be received at the Company's executive offices, which are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, not later than December 31, 2002, to receive consideration for inclusion in the proxy statement and form of proxy related to that meeting.

        Pursuant to the proxy rules under the 1934 Act, the Company's stockholders are notified that notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting must be submitted between December 1, 2002 and December 31, 2002 in order to be considered timely. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the Next Annual Meeting.

                      By Order of the Board of Directors,

                      Jeffrey W. Church
                      Corporate Secretary

April 25, 2002

Appendix A

GENVEC, INC.
2002 STOCK INCENTIVE PLAN

          1.    Definitions.    In this Plan, except where the context otherwise indicates, the following definitions shall apply:

          1.1. "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

          1.2. "Agreement" means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

          1.3. "Award" means a grant of an Option or Restricted Stock.

          1.4. "Board" means the Board of Directors of the Company.

          1.5. "Code" means the Internal Revenue Code of 1986, as amended.

          1.6. "Committee" means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

          1.7. "Common Stock" means the common stock, par value $.001 per share, of the Company.

          1.8. "Company" means GenVec, Inc., and any successor thereto.

          1.9. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7 hereof.

          1.10. "Date of Grant" means the date on which an Award is granted under this Plan.

          1.11. "Eligible Person" means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director, or (d) a consultant or independent contractor to the Company or an Affiliate, as determined by the Committee.

          1.12. "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

          1.13. "Exercise Price" means the price per Share at which an Option may be exercised.

          1.14. "Fair Market Value" means, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or quoted on an automated dealer quotation system, the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select, or if the Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

          1.15. "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

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          1.16. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

          1.17. "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

          1.18. "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 hereof.

          1.19. "Option Period" means the period during which an Option may be exercised.

          1.20. "Participant" means an Eligible Person who has been granted an Award hereunder.

          1.21. "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

          1.22. "Plan" means the GenVec, Inc. 2002 Stock Incentive Plan, as amended from time to time.

          1.23. "Prior Plans" means the Company's 1993 Stock Incentive Plan and the 2000 Director Option Plan.

          1.24. "Restricted Stock" means Shares granted under the Plan pursuant to the provisions of Section 8 hereof.

          1.25. "Section 422 Employee" means an Employee who is employed by the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

          1.26. "Share" means a share of Common Stock.

          1.27. "Ten-Percent Stockholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

          1.28. "Unissued Shares" means (i) any available shares under the Prior Plans as of the date of termination of the Prior Plans, (ii) shares subject to options under the Prior Plans that expired or terminated for any reason without having been fully exercised and (iii) shares of Restricted Stock that are forfeited under the Prior Plans.

          2.    Purpose.    This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

          3.    Administration.    The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this

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  Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.

          4.    Eligibility.    Awards may be granted only to Eligible Persons.

          5.    Stock Subject to Plan.

          5.1. Subject to adjustment as provided in Section 9 hereof, (a) the maximum number of Shares that may be issued under this Plan is 1,000,000 Shares, plus any Unissued Shares, (b) the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during a calendar year is 150,000 Shares, (c) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is 1,25,000 Shares, and (d) the maximum number of Shares that may be issued as Restricted Stock during the term of the Plan is 100,000 Shares.

          5.2. If an Option expires or terminates for any reason without having been fully exercised or if shares of Restricted Stock are forfeited, then the unissued Shares that had been subject to the Award shall be available for the grant of additional Awards.

          6.    Options.

          6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

          6.2. The Exercise Price of an Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the Date of Grant.

          6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

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          7.    Exercise of Options.

          7.1. An Option may, subject to the terms of the applicable Agreement evidencing the Option, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by (i) delivery (including constructive delivery) of Shares (provided that such shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or (ii) delivery of a promissory note as provided in Section 7.2 hereof.

          7.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

          8.    Restricted Stock Awards.    Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

          9.    Capital Adjustments.    In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the Exercise Price of Options, (d) the aggregate number and class of shares for which Awards thereafter may be granted under this Plan, (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b) hereof, (f) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options as specified in Section 5.1(c) hereof, and (g) the maximum number of Shares which may be issued as Restricted Stock during the term of the Plan as specified in Section 5.1(d) hereof.

          10.    Termination or Amendment.    The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant's rights or obligations under any Award granted prior to the date of such amendment or termination.

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          11.    Modification, Substitution of Awards.

          11.1. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, impair any of the Participant's rights or obligations under such Award and (b) in no event may (i) an Option be modified to reduce the Exercise Price of the Option or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

          11.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b) hereof, except to the extent it is determined by the Committee that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

          12.    Foreign Employees.    Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.

          13.    Stockholder Approval.    This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 10 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

          14.    Withholding.    The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Awards granted hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

          15.    Term of Plan.    Unless sooner terminated by the Board pursuant to Section 10, this Plan shall terminate on the date that is ten (10) years after the earlier of that date that the Plan is adopted by the Board or approved by the Company's stockholders, and no Awards may be granted after such date. The termination of this Plan shall not affect the validity of any Awards outstanding on the date of termination.

          16.    Indemnification of Committee.    In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted

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  hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

          17.    General Provisions.

          17.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

          17.2. Neither the adoption of this Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

          17.3. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

          17.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

          17.5. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

          17.6. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

          17.7. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

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GENVEC, INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the Board of Directors.

        The undersigned hereby constitutes and appoints Herbert J. Conrad and Paul H. Fischer, Ph.D. and each of them, as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 6, 2002 at 9:00 a.m.(local time) and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK
AS SOON AS POSSIBLE.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS

GENVEC, INC.

JUNE 6, 2002

1.
The election of the named nominees as directors of the Company to serve until the next annual meeting of stockholders and until a successor shall be duly elected and qualified.

FOR ALL NOMINEES EXCEPT AS MARKED TO THE CONTRARY BELOW ☐	WITHHOLD AUTHORITY TO VOTE FOR BOTH NOMINEES LISTED BELOW ☐

(Instruction: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

Nominees: Wendell Wierenga, Ph.D. and Louis M. Sherwood, M.D.

		FOR	AGAINST	ABSTAIN
2.	Adoption of a New Incentive Stock Plan	☐	☐	☐
3.	Ratification of the selection of KPMG LLP as independent auditors for the Company, for the current fiscal year.	☐	☐	☐
4.	In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

        The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees, for the adoption of a New Incentive Stock Plan, and for the ratification of KPMG LLP as the independent auditors of the Company.

Signature	Dated:	, 2002
Signature	Dated:	, 2002
NOTE:
Please date, sign and return promptly. Signature of the stockholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in the names of two or more persons, each joint owner should sign personally. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.

QuickLinks

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To be held June 6, 2002
MEETING INFORMATION
BENEFICIAL OWNERSHIP
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—PROPOSAL TO APPROVE A NEW STOCK INCENTIVE PLAN
PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE PRESENTATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER BUSINESS
ANNUAL REPORTS
STOCKHOLDER PROPOSALS
GENVEC, INC. 2002 STOCK INCENTIVE PLAN
ANNUAL MEETING OF STOCKHOLDERS GENVEC, INC. JUNE 6, 2002